Exhibit 99.1

For Immediate Release

Danka Reports Third Quarter Operating Results

ST. PETERSBURG, FLORIDA (February 7, 2006) – Danka Business Systems PLC (NASDAQ: DANKY) today reported fiscal year 2006 third quarter revenue of $265.5 million, gross margins of 31.8%, and operating income of $5.0 million. Selling, general and administrative (SG&A) expense as a percentage of revenue was 30.0% after the benefit of certain prior period credits described below. The Company reported net income of $8.3 million, or $.05 per share which was favorably impacted by the non-cash resolution of various tax contingencies (principally in the U.S.) totaling $11.7 million in the quarter.

“Our third quarter results reflect continued pressure on gross margins, particularly in our service business,” said Todd Mavis, Danka’s Chief Executive Officer. “In the quarter, we delayed taking cost reductions and in fact added training and other related costs in our service group because of ongoing contract negotiations with two of our larger service customers. We are pleased to have successfully concluded these new contracts with Pitney Bowes Management Services and Kodak, as we recently announced. In addition, we experienced a continued decline in our average cost per copy, which is being driven by newer technology and a shifting services pricing model. To meet our margin challenges, we have continued to take costs out of the business and execute on our Managed Print Services strategy and we are pleased with our progress in these areas.”

For the third quarter:

•	Total revenue was $265.5 million, 10.5% less than the year-ago period, with retail equipment and related sales declining by 6.4% and retail service revenue declining by 14.3%. Primary reasons for the decline in retail equipment revenue were softness in certain Europe/Australia geographies and unfavorable foreign currency movements. The decline in retail service revenue was due in large part to the continued decline in average cost per copy and the continued shift to a more utility based industry pricing model. Further, the Company continued to experience a slower than anticipated ramp-up in volume from newer printer manufacturer contracts.

•	Consolidated gross margins were 31.8% of revenue, compared to 36.0% in the year-ago quarter. In the retail equipment segment the factors in the margin decline included worldwide market pressures on pricing, an unfavorable product mix during the quarter and product gaps in color. The decline in retail service margins was due in large part to the effect of lower revenue on fixed service costs, investments to meet service-level obligations to our newer printer manufacturer partners and a decline in average cost per copy.

•	SG&A expenses were $79.8 million (or 30.0% of sales), 26.9% lower than the year-ago period. Contributing to the decrease were lower overhead and corporate costs as a result of the company’s continued streamlining of operations and efficiencies from its Vision 21 initiative. In addition, the Company recovered $3.2 million in prior period overpayments related to a legacy worker’s compensation insurance policy and the reduction of a $1.7 million reserve related to the same policy. The Company’s improvement in internal systems also led to a $2.2 million recovery of sales taxes, also relating to prior periods. SG&A expense was favorably impacted by these items.

•	Operating profit from continuing operations was $5.0 million, compared to an operating loss of ($3.4) million in the year-ago quarter.

“In addition to our continuing efforts to streamline the business and reduce costs, we’re also focused on the effective management of working capital,” noted Danka Chief Financial Officer Ed Quibell. “In the third quarter we saw a $3.4 million improvement in net working capital. This improvement included a continued use of cash in the rationalization of our accounts payable and accrued expenses, which we expect will favorably impact the operation of our business. The reduction of our cash by $34.8 million was offset by the reduction in our accounts payable and accrued expenses of $37.6 million. We have continued to experience slight improvement in our liquidity ratios as we have focused on the better management of our working capital.”

Conference Call and Webcast

A conference call and Webcast to discuss Danka’s third-quarter results has been scheduled for today, Tuesday, February 7, at 10:00 a.m. EST. To access the Webcast, please go to www.danka.com. To participate in the conference call, callers in the United States and Canada (and some United Kingdom callers) can dial (800) 309-1555; other international callers should dial (706) 643-7754. No conference number is needed. A recording of the call will be available from approximately two hours after it’s completed through 12:00 a.m. EST on Tuesday, February 14th. To access this recording, please call either (800) 642-1687 or (706) 645-9291. The conference ID number for the replay is 4831368 or visit Danka’s Web site.

About Danka

Danka delivers value to clients worldwide by using its expert technical and professional services to implement effective document information solutions. As one of the largest independent providers of enterprise imaging systems and services, the company enables choice, convenience, and continuity. Danka’s vision is to empower customers to benefit fully from the convergence of image and document technologies in a connected environment. This approach will strengthen the company’s client relationships and expand its strategic value. For more information, visit Danka at www.danka.com.

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Contacts:	Danka Investor Relations – Cheley Howes, 727-622-2760
Danka London – Paul G. Dumond, 44-207-605-0154

Danka is a registered trademark and TechSource is a trademark of Danka Business Systems PLC. All other trademarks are the property of their respective owners.

Certain statements contained herein, or otherwise made by our officers, including statements related to our future performance and our outlook for our businesses and respective markets, projections, statements of our plans or objectives, forecasts of market trends and other matters, are forward-looking statements, and contain information relating to us that is based on our beliefs as well as assumptions, made by, and information currently available to us. The words “goal”, “anticipate”, “expect”, “believe”, “could”, “should”, “intend” and similar expressions as they relate to us are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. No assurance can be given that the results in any forward-looking statement will be achieved. For the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements provided for in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such actual results to differ materially from those reflected in any forward-looking statements include, but are not limited to, the following: (i) any inability to successfully implement our strategy; (ii) any inability to successfully implement our cost restructuring plans to achieve and maintain cost savings; (iii) any inability to comply with the Sarbanes-Oxley Act of 2002; (iv) any material adverse change in financial markets, the economy or in our financial position; (v) increased competition in our industry and the discounting of products by our competitors; (vi) new competition from non-traditional competitors as the result of evolving and converging technology; (vii) any inability by us to procure, or any inability by us to continue to gain access to and successfully distribute current and new products, including digital products, color products, multi-function products and high-volume copiers, or to continue to bring current products to the marketplace at competitive costs and prices; (viii) any inability to arrange financing for our customers’ purchases of equipment from us; (ix) any inability to successfully enhance, unify and effectively utilize our management information systems; (x) any inability to access vendor or bank lines of credit, which could adversely affect our liquidity; (xi) any inability to record and process key data due to ineffective implementation of business processes and policies; (xii) any negative impact from the loss of a key vendor or customer; (xiii) any negative impact from the loss of any of our senior or key management personnel; (xiv) any change in economic conditions in markets where we operate or have material investments which may affect demand for our products or services; (xv) any negative impact from the international scope of our operations; (xvi) fluctuations in foreign currencies; (xvii) any incurrence of tax liabilities or tax payments beyond our current expectations, which could adversely affect our liquidity and profitability; (xviii) any inability to continue to access our credit facilities, or comply with the financial or other representations, warranties or covenants in our debt instruments; (xix) any delayed or lost sales or other impacts related to the commercial and economic disruption caused by natural disasters, including hurricanes; (xx) any delayed or lost sales and other impacts related to the commercial and economic disruption caused by terrorist attacks, the related war on terrorism, and the fear of additional terrorist attacks; (xxi) any inability by us to remediate our material weaknesses and (xxii) other risks including those risks identified in any of our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis only as of the date they are made. Except as required by applicable law, we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances that arise after the date they are made. Furthermore, as a matter of policy, we do not generally make any specific projections as to future earnings, nor do we endorse any projections regarding future performance, which may be made by others outside our company.

United Kingdom Companies Act: The financial information contained in this announcement for the quarter and year ended December 31, 2005 is unaudited and does not constitute full statutory accounts within the meaning of Section 240 of the United Kingdom Companies Act 1985.

This press release contains information regarding adjusted operating earnings (loss) from continuing operations that is computed as operating earnings (loss) from continuing operations before restructuring charges, free cash flow from continuing operations that is computed as net cash provided by (used in) continuing operating activities less capital expenditures plus proceeds from the sale of property and equipment and net debt that is computed as current maturities of long-term debt and notes payable plus long-term debt and notes payable less cash and cash equivalents. These measures are non-GAAP financial measures, defined as numerical measures of our financial performance that exclude or include amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP in our statement of operations, balance sheet or statement of cash flows. Pursuant to the requirements of Regulation G, we have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Although adjusted operating earnings (loss) from continuing operations, free cash flow from continuing operations and net debt represent non-GAAP financial measures, we consider these measures to be key operating metrics of our business. We use these measures in our planning and budgeting processes, to monitor and evaluate our financial and operating results and to measure performance of our separate divisions. We also believe that adjusted operating earnings (loss) from continuing operations, free cash flow from continuing operations and net debt are useful to investors because they provide an analysis of financial and operating results using the same measures that we use in evaluating the company. We expect that such measures provide investors with the means to evaluate our financial and operating results against other companies within our industry. We believe that these measures are meaningful to investors in evaluating our ability to meet our future debt service requirements and to fund our capital expenditures and working capital requirements. Our calculation of adjusted operating earnings (loss) from continuing operations, free cash flow from continuing operations and net debt may not be consistent with the calculation of these measures by other companies in our industry. Adjusted operating earnings (loss) from continuing operations, free cash flow from continuing operations and net debt are not measurements of financial performance under GAAP and should not be considered as an alternative to net earnings (loss) from continuing operations as an indicator of our operating performance or cash flows from continuing operating activities as a measure of liquidity or any other measures of performance derived in accordance with GAAP.

Danka Business Systems PLC

Consolidated Condensed Statements of Operations for the Three and Nine Months Ended December 31, 2005 and 2004

(In thousands, except per American Depositary Share (“ADS”) amounts)

(Unaudited)

	Three months ended December 31		Nine months ended December 31
	2005	2004	2005	2004
Revenue:
Retail equipment and related sales	$100,168	$107,065	$317,688	$311,925
Retail service	120,907	141,080	376,507	431,072
Retail supplies and rentals	19,353	23,074	62,089	69,615
Wholesale	25,033	25,354	68,490	70,019

Total revenue	265,461	296,573	824,774	882,631

Cost of sales:
Retail equipment and related sales costs	68,495	68,709	219,866	202,500
Retail service costs	79,584	85,761	240,294	254,746
Retail supplies and rental costs, including depreciation on rental assets	11,857	13,762	38,379	41,555
Wholesale costs	21,037	21,448	56,512	57,877

Total cost of sales	180,973	189,680	555,051	556,678

Gross profit	84,488	106,893	269,723	325,953
Operating expenses:
Selling, general and administrative expenses	79,759	109,176	272,626	314,717
Restructuring charges (credits)	(106)	(385)	7,578	(1,746)
Other expense (income)	(176)	1,515	(315)	1,833

Total operating expenses	79,477	110,306	279,889	314,804

Operating earnings (loss) from continuing operations	5,011	(3,413)	(10,166)	11,149
Interest expense	(7,922)	(8,060)	(23,896)	(22,877)
Interest income	209	—	349	73

Earnings (loss) from continuing operations before income taxes	(2,702)	(11,473)	(33,713)	(11,655)
Provision (benefit) for income taxes	(11,100)	(16,888)	(9,049)	(16,706)

Earnings (loss) from continuing operations	8,398	5,415	(24,664)	5,051
Earnings (loss) from discontinued operations, net of tax	—	(959)	(1,306)	(2,014)
Gain (loss) on sale of discontinued operations, net of tax	(63)	—	(30,322)	—

Net earnings (loss)	$8,335	$4,456	$(56,292)	$3,037

Net earnings (loss) attributable to common shareholders
Net earnings (loss) from continuing operations	$8,398	$5,415	$(24,664)	$5,051
Dividends and accretion on participating shares	(5,439)	(5,111)	(16,114)	(15,108)

Net earnings (loss) from continuing operations attributable to common shareholders	$2,959	$304	$(40,778)	$(10,057)

Basic and diluted net earnings (loss) attributable to common shareholders per ADS:
Net earnings (loss) from continuing operations	$0.05	$0.01	$(0.64)	$(0.16)
Net earnings (loss) from discontinued operations	0.00	(0.02)	(0.50)	(0.03)

Net earnings (loss)	$0.05	$(0.01)	$(1.14)	$(0.19)

Weighted average ADSs	64,122	63,185	63,778	62,938

Danka Business Systems PLC

Consolidated Condensed Balance Sheets as of December 31, 2005 and March 31, 2005

(In thousands except per share data)

	December 31, 2005	March 31, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents, including restricted cash of $12,150 and $14,956, respectively	$50,715	$91,925
Accounts receivable, net of allowance for doubtful accounts	191,640	211,415
Inventories	90,540	91,029
Assets held for sale – discontinued operations	—	43,177
Prepaid expenses, deferred income taxes and other current assets	12,673	14,690

Total current assets	345,568	452,236
Equipment on operating leases, net	13,078	19,157
Property and equipment, net	38,981	49,225
Goodwill	203,448	213,531
Other intangible assets, net of accumulated amortization	1,948	2,406
Deferred income taxes	1,477	8,946
Other assets	19,075	23,525

Total assets	$623,575	$769,026

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Current maturities of long-term debt and notes payable	$1,713	$2,308
Accounts payable	150,892	167,292
Accrued expenses and other current liabilities	79,722	122,546
Taxes payable	32,868	36,249
Liabilities held for sale – discontinued operations	—	14,403
Deferred revenue	33,950	37,772

Total current liabilities	299,145	380,570
Long-term debt and notes payable, less current maturities	238,315	239,406
Deferred income taxes and other long-term liabilities	47,253	65,831

Total liabilities	584,713	685,807

6.5% senior convertible participating shares	316,020	299,906
Shareholders’ equity (deficit):
Ordinary shares, 1.25 pence stated value	5,329	5,277
Additional paid-in capital	329,716	329,152
Accumulated deficit	(568,362)	(495,960)
Accumulated other comprehensive loss	(43,841)	(55,156)

Total shareholders’ equity (deficit)	(277,158)	(216,687)

Total liabilities and shareholders’ equity (deficit)	$623,575	$769,026

Danka Business Systems PLC

Consolidated Condensed Statements of Cash Flows for the Nine Months Ended December 31, 2005 and 2004

(In thousands)

(Unaudited)

	Nine Months Ended
	December 31, 2005	December 31, 2004
Operating activities:
Net earnings (loss)	$(56,292)	$3,037
Loss from discontinued operations	(31,628)	(2,014)

Earnings (loss) from continuing operations	(24,664)	5,051
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	22,083	26,470
Deferred income taxes	1,464	251
Amortization of debt issuance costs	1,585	1,554
Loss on sale of property & equipment and equipment on operating leases	1,033	791
Proceeds from sale of equipment on operating leases	575	2,950
Restructuring charges (credits)	7,578	(1,746)
Changes in net assets and liabilities:
Accounts receivable	21,175	(5,617)
Inventories	489	(25,279)
Prepaid expenses and other current assets	562	(1,684)
Other non-current assets	5,126	(20)
Accounts payable	(16,399)	33,049
Accrued expenses and other current liabilities	(56,487)	(41,329)
Deferred revenue	(3,821)	(829)
Other long-term liabilities	(11,007)	(3,429)

Net cash used in continuing operations	(50,708)	(9,817)
Net cash provided by (used in) discontinued operations	359	(679)

Net cash used in operating activities	(50,349)	(10,496)

Investing activities:
Capital expenditures	(8,205)	(13,163)
Purchase of subsidiary, net of cash acquired	—	(2,110)
Proceeds from sale of discontinued operations, net of cash	16,924	209
Proceeds from the sale of property and equipment	208	313

Net cash provided by (used in) continuing investing activities	8,927	(14,751)
Net cash used in discontinued investing activities	(456)	(2,787)

Net cash provided by (used in) investing activities	8,471	(17,538)
Financing activities:
(Payments) borrowings under line of credit agreements, net	(205)	986
Payments under capital lease arrangements	(1,741)	(1,281)
Proceeds from stock options exercised	619	880

Net cash provided by (used in) continuing financing activities	(1,327)	585
Net cash used in discontinued financing activities	(99)	(331)

Net cash (used in) provided by financing activities	(1,426)	254

Effect of exchange rates	(4,097)	4,244

Net decrease in cash and cash equivalents	(47,401)	(23,536)
Cash and cash equivalents from continuing operations, beginning of period	91,925	106,854
Cash and cash equivalents from discontinued operations, beginning of period	6,191	5,936

Cash and cash equivalents, end of period	$50,715	$89,254

Supplemental disclosures - cash flow information:
Interest paid	$29,043	$28,127
Income taxes paid	1,183	3,680

Danka Business Systems PLC

Adjusted operating earnings (loss) from continuing operations for the three and nine months ended December 31, 2005 and 2004

(In Thousands)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Operating earnings (loss) from continuing operations	$5,011	$(3,413)	$(10,166)	$11,149

Restructuring charges (credits)	(106)	(385)	7,578	(1,746)

Adjusted operating earnings (loss) from continuing operations	$4,905	$(3,798)	$(2,588)	$9,403

Danka Business Systems PLC

Free cash flow from continuing operations for the three and nine months ended December 31, 2005 and 2004

(In Thousands)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Net cash provided by continuing operating activities	$(31,453)	$(13,372)	$(50,708)	$(9,817)

Capital expenditures	(2,044)	(4,757)	(8,205)	(13,163)

Purchase of subsidiary, net of cash	—	(2,110)	—	(2,110)
Proceeds from the sale of discontinued operations, net of cash	—	209	16,924	209
Proceeds from the sale of property and equipment	65	139	208	313

Free cash flow from continuing operations	$(33,432)	$(19,891)	$(41,781)	$(24,568)

Danka Business Systems PLC

Net Debt as of December 31, 2005 and March 31, 2005

(In Thousands)

(Unaudited)

	December 31, 2005	March 31, 2005
Current maturities of long-term debt and notes payable	$1,713	$2,308
Long-term debt and notes payable	238,315	239,406
Less: Cash and cash equivalents	(50,715)	(91,925)

Net Debt	$189,313	$149,789